EXHIBIT 99.1

April 6th, 2009

Striker Oil & Gas, Inc.
5075 Westheimer, Suite 1133
Houston, Texas 77056

Re: Resignation

Dear Mr. Casey:

This letter will serve as my notice to Striker Oil & Gas, Inc. that effective with the close of business on April 6th, 2009, I resign as the President, Chief Operating Officer and Director of Striker Oil & Gas, Inc.  I also resign from my position as President of Affiliated Holdings, Inc.  I also terminate any other office that I might hold related to Striker Oil & Gas, Inc. and its affiliates that may not be listed within.

Sincerely,

/s/Robert G. Wonish
Robert G. Wonish